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                                                                  EXHIBIT 99.2.3



                               PEOPLESUPPORT, INC.
                            2004 STOCK INCENTIVE PLAN


                       NOTICE OF EXERCISE OF STOCK OPTION


                 YOU MUST SIGN THIS NOTICE ON THE LAST PAGE BEFORE SUBMITTING
                                IT TO THE COMPANY

OPTIONEE INFORMATION:

Name:                                Social Security Number:
     -----------------------------                          --------------------


Address:                             Employee Number:
        --------------------------                   ---------------------------

        --------------------------


OPTION INFORMATION:

Date of Grant:                         , 200         Type of Stock Option:
                ------------------ ----     --


Exercise Price per Share:  $                         [ ] Nonstatutory (NSO)
                            -----------------

Total number of shares of Common Stock of            [ ] Incentive (ISO)
PEOPLESUPPORT, INC. (the "Company") covered by option:


EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now: ______________________. (These shares are referred to below as the "Purchased Shares.")

Total exercise price for the Purchased Shares: $____________

Form of payment enclosed [CHECK ALL THAT APPLY]:

[ ] Check for $__________, payable to "PEOPLESUPPORT, INC."

[ ] Certificate(s) for ______________ shares of Common Stock of the Company that
    I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)



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[ ] Attestation Form covering _______________ shares of Common Stock of the
    Company. (These shares will be valued as of the date when the Company receives this notice.)

Name(s) in which the Purchased Shares should be registered
[PLEASE CHECK ONE BOX]:

[ ] In my name only

[ ] In the names of my spouse and myself       My spouse's name (if applicable):
    as community property
                                               ---------------------------------
[ ] In the names of my spouse and myself as joint tenants with the right of survivorship

[ ] In the name of an eligible revocable       Full legal name of revocable
    trust                                      trust:

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------


The certificate for the Purchased Shares       ---------------------------------
should be sent to the following address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------



ACKNOWLEDGMENTS:

1. I understand that all sales of Purchased Shares are subject to compliance with the Company's policy on securities trades.

2. I hereby acknowledge that I received and read a copy of the prospectus describing the Company's 2004 Stock Incentive Plan and the tax consequences of an exercise.

3. In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4. In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to



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   transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a "disposition" for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

6. In the case of an Optionee in the Philppines, the following legend is applicable:

   THE SECURITIES BEING OFFERED OR SOLD HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.


SIGNATURE AND DATE:


                                                                      , 200
--------------------------------------------      --------------- ----     --



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